Exhibit 99.1
Amkor Technology, Inc. Announces Tender Offer for its 9.25% Senior Notes due 2016
CHANDLER, Ariz.—(BUSINESS WIRE)— Amkor Technology, Inc. (NASDAQ: AMKR) today announced that it has commenced an offer to purchase for cash (the “Offer”) up to $175,000,000 aggregate principal amount of its outstanding 9.25% Senior Notes due 2016 (the “Notes”). The terms and conditions of the Offer are set forth in the Offer to Purchase dated May 24, 2010 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”) to be distributed to holders of Notes. The company plans to fund the Offer with proceeds from a $180,000,000 term loan by Woori Bank to the company’s wholly-owned Korean subsidiary (the “Term Loan”).
The “Tender Offer Consideration” for each $1,000 principal amount of the Notes tendered and accepted for payment pursuant to the Offer will be $1,020. Registered holders (“Holders”) of Notes that are validly tendered and not validly withdrawn on or before 5:00 p.m., New York City time, on June 7, 2010 (the “Early Tender Date”), and accepted for purchase will receive the Tender Offer Consideration plus $30 for each $1,000 principal amount of Notes (the “Early Tender Premium”, and together with the Tender Offer Consideration, $1,050 or the “Total Consideration”). Holders of Notes that are validly tendered after the Early Tender Date and not validly withdrawn on or before 11:59 p.m., New York City time, on June 21, 2010 (the “Expiration Date”) and accepted for purchase will receive only the Tender Offer Consideration. In addition to the Tender Offer Consideration or the Total Consideration, as the case may be, payable in respect of Notes accepted for purchase, Holders will receive accrued and unpaid interest on their purchased Notes from the last interest payment date up to, but not including, the date of payment for purchased Notes.
As of today, the aggregate outstanding principal amount of the Notes is $390,000,000. In the event that the amount of Notes validly tendered and not validly withdrawn on or prior to the Expiration Date exceeds $175,000,000, the company will accept for payment the Notes that are validly tendered and not validly withdrawn on a pro rata basis from among the tendered Notes.
Securities tendered on or before the Early Tender Date may be validly withdrawn at any time on or before 5:00 p.m., New York City time, on the Early Tender Date, but not thereafter, and securities tendered after the Early Tender Date but on or before the Expiration Date may not be withdrawn, provided, however, that if Amkor amends the Offer in a manner that is materially adverse to Holders that have previously tendered, the company will extend withdrawl rights for a period it reasonably determines will afford Holders a reasonable opportunity to assess such amended terms.

The Offer is scheduled to expire at 11:59 p.m., New York City time, on Monday, June 21, 2010, unless extended. The tender offer will not be contingent upon any minimum number of Notes being tendered. The tender offer, however, will be subject to certain conditions, including the consummation of the Term Loan on terms reasonably satisfactory to the company and the receipt of the Term Loan proceeds. None of Amkor, its board of directors, the dealer manager, the depositary, or the information agent is making any recommendations to Holders of Notes as to whether to tender or refrain from tendering their Notes into the tender offer. Holders of Notes must decide how many Notes they will tender, if any.
The complete terms and conditions of the Offer are set forth in the Offer to Purchase and Letter of Transmittal that are being sent to Holders of Notes. Holders are urged to read the tender offer documents carefully. Copies of the Offer to Purchase and Letter of Transmittal may be obtained from the Information Agent for the Offer, Global Bondholder Services, at (866) 804-2200 (toll-free).
Deutsche Bank Securities Inc. is the Dealer Manager for the Offer. Questions regarding the Offer may be directed to Deutsche Bank Securities Inc. at (866) 627-0391 (toll-free) or (212) 250-2955 (collect).
THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE NOR A SOLICITATION FOR ACCEPTANCE OF THE OFFER. THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL THAT AMKOR WILL DISTRIBUTE TO NOTEHOLDERS. NOTEHOLDERS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. NOTEHOLDERS MAY OBTAIN A FREE COPY OF THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL BY CONTACTING GLOBAL BONDHOLDER SERVICES, THE INFORMATION AGENT FOR THE TENDER OFFER, AT 1-866-804-2200. NOTEHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.
About Amkor
Amkor is a leading provider of semiconductor assembly and test services to semiconductor companies and electronics OEMs. More information on Amkor is available from the company’s Securities and Exchange Commission (the “SEC”) filings and on Amkor’s website: www.amkor.com.

Forward-Looking Statement Disclaimer
This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the tender offer for the Notes and certain financing activities. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our subsequent filings with the SEC made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Contacts
Amkor Technology, Inc.
Joanne Solomon
Executive Vice President and Chief Financial Officer
480-821-5000, ext. 5416
Source: Amkor Technology, Inc